Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES THIRD QUARTER 2019 FINANCIAL RESULTS

Santa Clara, Calif.—October 28, 2019—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter and nine months ended September 28, 2019.

“In the third quarter, we continued to gain momentum as we drove our strategies for revenue growth and profitability,” commented Wendell Blonigan, president and chief executive officer of Intevac. “In Photonics, we booked a record order in July, which drove Photonics backlog to a new record of $76 million at quarter-end. We continue to see quarter-on-quarter revenue growth – and increasing operating profitability – for our Photonics business in 2019. In our Thin-film Equipment (“TFE”) growth initiatives, we continued to gain momentum through the successful installation of one VERTEX Spectra™ evaluation system, progress in the agreement finalization for a second VERTEX display cover glass evaluation system, the delivery of the remaining five ENERGi® systems in backlog, and steady progress in the build and test of our first MATRIX® PVD evaluation system for advanced semiconductor packaging, which we expect will be delivered in the fourth quarter. Meanwhile, Q3 revenues and profitability exceeded our forecast, primarily due to a stronger level of upgrades in our hard disk drive (“HDD”) equipment business, coupled with favorable gross margins in Photonics. Our progress to date increases our confidence for year-over-year revenue growth, both for Photonics and for TFE, as well as a return to profitable results for fiscal 2019.”

($Millions, except per share amounts)	Q3 2019		Q3 2018
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$26.3	$26.3	$19.5	$19.5
Operating Loss	$(0.4)	$(0.4)	$(1.1)	$(1.1)
Net Loss	$(0.5)	$(0.5)	$(1.1)	$(1.1)
Net Loss per Share	$(0.02)	$(0.02)	$(0.05)	$(0.05)

	Nine Months Ended		Nine Months Ended
	September 28, 2019		September 29, 2018
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$73.4	$73.4	$63.5	$63.5
Operating Loss	$(3.4)	$(3.4)	$(6.1)	$(6.0)
Net Loss	$(4.1)	$(4.0)	$(6.4)	$(6.3)
Net Loss per Share	$(0.18)	$(0.18)	$(0.29)	$(0.28)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; and (2) restructuring charges. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Third Quarter 2019 Summary

The net loss for the quarter was $480,000, or $0.02 per diluted share, compared to a net loss of $1.1 million, or $0.05 per diluted share, in the third quarter of 2018.

Revenues were $26.3 million, including $17.1 million of TFE revenues and $9.2 million of Photonics revenues. TFE revenues consisted of five solar implant ENERGi systems, upgrades, spares and service. Photonics revenues included $5.2 million of research and development contracts and $4.0 million of product sales. In the third quarter of 2018, revenues were $19.5 million, including $12.1 million of TFE revenues, which consisted of upgrades, spares and service, and Photonics revenues of $7.4 million, which included $5.1 million of product sales and $2.3 million of research and development contracts.

TFE gross margin was 28.2% compared to 40.2% in the third quarter of 2018 and 38.9% in the second quarter of 2019. The decline from the third quarter of 2018 and the second quarter of 2019 reflected unfavorable product mix.

Photonics gross margin was 43.1% compared to 35.5% in the third quarter of 2018 and 35.4% in the second quarter of 2019. The improvement from the second quarter of 2019 was primarily due to improved margins on both product sales and research and development contracts. The improvement from the third quarter of 2018 was primarily due to improved margins on research and development contracts. Consolidated gross margin was 33.4%, compared to 38.5% in the third quarter of 2018 and 37.5% in the second quarter of 2019.

R&D and SG&A expenses were $9.2 million, compared to $8.6 million in the third quarter of 2018 and $9.3 million in the second quarter of 2019.

Order backlog totaled $115.4 million on September 28, 2019, compared to $93.7 million on June 29, 2019 and $72.2 million on September 29, 2018. Backlog at September 28, 2019 included four 200 Lean® HDD systems. Backlog at June 28, 2019 included four 200 Lean HDD systems and five ENERGi solar ion implant systems. Backlog at September 29, 2018 included three 200 Lean HDD systems and twelve ENERGi solar ion implant systems.

The Company ended the quarter with $37.1 million of total cash, restricted cash and investments and $88.8 million in tangible book value.

First Nine Months 2019 Summary

The net loss was $4.1 million, or $0.18 per diluted share, compared to a net loss of $6.4 million, or $0.29 per diluted share, for the first nine months of 2018. The non-GAAP net loss was $4.0 million or $0.18 per diluted share. This compares to the first nine months of 2018 non-GAAP net loss of $6.3 million or $0.28 per diluted share.

Revenues were $73.4 million, including $49.3 million of TFE revenues and $24.1 million of Photonics revenues, compared to revenues of $63.5 million, which included $45.7 million of TFE revenues and $17.8 million of Photonics revenues, for the first nine months of 2018.

TFE gross margin was 32.4%, a decline compared to 39.6% in the first nine months of 2018, as a result of less favorable product mix. Photonics gross margin was 34.9% compared to 22.5% in the first nine months of 2018. The improvement from the first nine months of 2018 was primarily due to higher revenue levels and improved margins on both product sales and research and development contracts. Consolidated gross margin was 33.2%, compared to 34.8%, in the first nine months of 2018.

R&D and SG&A expenses were $27.7 million compared to $28.3 million in the first nine months of 2018. The lower level of expenses reflects lower spending on development costs.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: changes in fair value of contingent consideration liabilities associated with business combinations and restructuring. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the Company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EDT. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Conference ID 6083599.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, and solar photovoltaic markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean®, INTEVAC MATRIX®, INTEVAC VERTEX®, oDLC® and ENERGi® are registered trademarks and VERTEX Spectra™ is a trademark of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: customer adoption of our products, timing of shipments in TFE, future revenue growth potential for Photonics, and the future financial performance of Intevac, such as achieving growth and profitability. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: technology risk and challenges achieving customer adoption and revenue recognition in Thin-film Equipment markets and delays in Photonics programs, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net revenues
TFE	$17,116	$12,108	$49,325	$45,745
Photonics	9,183	7,358	24,116	17,793

Total net revenues	26,299	19,466	73,441	63,538

Gross profit	8,778	7,486	24,375	22,122
Gross margin
TFE	28.2%	40.2%	32.4%	39.6%
Photonics	43.1%	35.5%	34.9%	22.5%

Consolidated	33.4%	38.5%	33.2%	34.8%

Operating expenses
Research and development	3,596	3,737	11,013	12,889
Selling, general and administrative	5,615	4,842	16,720	15,382

Total operating expenses	9,211	8,579	27,733	28,271

Total operating loss	(433)	(1,093)	(3,358)	(6,149)

Operating income (loss)
TFE	(1,542)	(907)	(3,434)	(2,197)
Photonics	2,268	688	3,114	(966)
Corporate	(1,159)	(874)	(3,038)	(2,986)

Total operating loss	(433)	(1,093)	(3,358)	(6,149)

Interest income and other income (expense), net	126	186	448	464

Net loss before income taxes	(307)	(907)	(2,910)	(5,685)
Provision for income taxes	173	192	1,144	717

Net loss	$(480)	$(1,099)	$(4,054)	$(6,402)

Net loss per share
Basic and Diluted	$(0.02)	$(0.05)	$(0.18)	$(0.29)

Weighted average common shares outstanding
Basic and Diluted	23,130	22,719	22,992	22,429

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	September 28, 2019	December 29, 2018
	(Unaudited)	(see Note)
ASSETS

Current assets
Cash, cash equivalents and short-term investments	$30,299	$34,791
Accounts receivable, net	24,884	27,717
Inventories	29,851	30,597
Prepaid expenses and other current assets	1,872	2,528

Total current assets	86,906	95,633

Long-term investments	5,447	4,372
Restricted cash	1,355	1,169
Property, plant and equipment, net	11,980	11,198
Operating lease right-of-use assets	9,920	—
Intangible assets, net	428	889
Other long-term assets	8,248	8,809

Total assets	$124,284	$122,070

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current operating lease liabilities	$2,394	$—
Accounts payable	5,544	6,053
Accrued payroll and related liabilities	5,258	4,689
Other accrued liabilities	3,650	4,952
Customer advances	8,740	14,314

Total current liabilities	25,586	30,008

Non-current liabilities
Non-current operating lease liabilities	9,354	—
Other long-term liabilities	158	2,438

Total non-current liabilities	9,512	2,438

Stockholders’ equity
Common stock ($0.001 par value)	23	23
Additional paid-in capital	186,938	183,204
Treasury stock, at cost	(29,158)	(29,047)
Accumulated other comprehensive income	371	378
Accumulated deficit	(68,988)	(64,934)

Total stockholders’ equity	89,186	89,624

Total liabilities and stockholders’ equity	$124,284	$122,070

Note: Amounts as of December 29, 2018 are derived from the December 29, 2018 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(433)	$(1,093)	$(3,358)	$(6,149)
Change in fair value of contingent consideration obligations[1]	—	—	7	8
Restructuring charges[2]	—	—	—	95

Non-GAAP Operating Loss	$(433)	$(1,093)	$(3,351)	$(6,046)

Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(480)	$(1,099)	$(4,054)	$(6,402)
Change in fair value of contingent consideration obligations[1]	—	—	7	8
Restructuring charges[2]	—	—	—	95

Non-GAAP Net Loss	$(480)	$(1,099)	$(4,047)	$(6,299)

Non-GAAP Net Loss Per Diluted Share
Reported net loss per diluted share (GAAP basis)	$(0.02)	$(0.05)	$(0.18)	$(0.29)
Change in fair value of contingent consideration obligations[1]	—	—	—	—
Restructuring charges[2]	—	—	—	—
Non-GAAP Net Loss Per Diluted Share	$(0.02)	$(0.05)	$(0.18)	$(0.28)
Weighted average number of diluted shares	23,130	22,719	22,992	22,429

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]	Results for the nine months ended September 29, 2018 include severance and other employee-related costs related to a restructuring program.